Exhibit 99.2

EVERSOURCE ENERGY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Thousands of Dollars)	As of June 30, 2019	As of December 31, 2018

ASSETS
Current Assets:
Cash	$20,578	$108,068
Receivables, Net	964,314	994,055
Unbilled Revenues	154,920	176,285
Fuel, Materials, Supplies and Inventory	174,124	238,042
Regulatory Assets	515,265	514,779
Prepayments and Other Current Assets	302,496	260,995
Total Current Assets	2,131,697	2,292,224

Property, Plant and Equipment, Net	26,304,446	25,610,428

Deferred Debits and Other Assets:
Regulatory Assets	4,404,176	4,631,137
Goodwill	4,427,266	4,427,266
Investments in Unconsolidated Affiliates	748,705	464,286
Marketable Securities	401,231	417,508
Other Long-Term Assets	578,385	398,407
Total Deferred Debits and Other Assets	10,559,763	10,338,604

Total Assets	$38,995,906	$38,241,256

LIABILITIES AND CAPITALIZATION
Current Liabilities:
Notes Payable	$729,000	$910,000
Long-Term Debt — Current Portion	779,289	837,319
Rate Reduction Bonds — Current Portion	43,210	52,332
Accounts Payable	903,431	1,119,995
Regulatory Liabilities	379,850	370,230
Other Current Liabilities	677,341	823,006
Total Current Liabilities	3,512,121	4,112,882

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	3,549,922	3,506,030
Regulatory Liabilities	3,639,792	3,609,475
Derivative Liabilities	363,848	379,562
Accrued Pension, SERP and PBOP	955,092	962,510
Other Long-Term Liabilities	1,264,061	1,196,336
Total Deferred Credits and Other Liabilities	9,772,715	9,653,913

Long-Term Debt	13,039,180	12,248,743

Rate Reduction Bonds	561,727	583,331

Noncontrolling Interest — Preferred Stock of Subsidiaries	155,570	155,570

Common Shareholders’ Equity:
Common Shares	1,699,292	1,669,392
Capital Surplus, Paid In	6,659,009	6,241,222
Retained Earnings	3,954,492	3,953,974
Accumulated Other Comprehensive Loss	(53,641)	(60,000)
Treasury Stock	(304,559)	(317,771)
Common Shareholders’ Equity	11,954,593	11,486,817

Total Liabilities and Capitalization	$38,995,906	$38,241,256

The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Thousands of Dollars, Except Share Information)	2019	2018	2019	2018

Operating Revenues	$1,884,495	$1,853,856	$4,300,287	$4,141,818

Operating Expenses:
Purchased Power, Fuel and Transmission	620,904	653,915	1,595,786	1,600,662
Operations and Maintenance	328,010	293,858	663,606	626,406
Depreciation	219,084	199,140	434,032	403,406
Amortization	38,945	36,203	109,906	81,397
Energy Efficiency Programs	105,837	101,955	245,953	236,196
Taxes Other Than Income Taxes	181,083	177,431	365,672	359,865
Impairment of Northern Pass Transmission	239,644	—	239,644	—
Total Operating Expenses	1,733,507	1,462,502	3,654,599	3,307,932
Operating Income	150,988	391,354	645,688	833,886
Interest Expense	132,705	126,404	264,438	247,533
Other Income, Net	45,866	50,149	76,850	83,938
Income Before Income Tax Expense	64,149	315,099	458,100	670,291
Income Tax Expense	30,815	70,452	114,209	154,219
Net Income	33,334	244,647	343,891	516,072
Net Income Attributable to Noncontrolling Interests	1,880	1,880	3,759	3,759
Net Income Attributable to Common Shareholders	$31,454	$242,767	$340,132	$512,313

Basic and Diluted Earnings Per Common Share	$0.10	$0.76	$1.07	$1.61

Weighted Average Common Shares Outstanding:
Basic	319,664,998	317,344,596	318,644,796	317,370,825
Diluted	320,388,490	317,885,187	319,352,287	317,939,094

The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.